UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: September 1, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry Into a Material Definitive Agreement.

As reported on its Current Report on Form 8-K filed on July 26, 2017, Function (x) Inc. (the “Company”) entered into an Amendment and Mutual Release Agreement, dated as of July 19, 2017 (the “Agreement”), with all holders (each, a “Holder” and collectively, the “Holders”) of the Company’s Series G Preferred Stock (the “Series G Preferred Stock”) other than (i) affiliates of Robert FX Sillerman (“Sillerman”), the Company’s Executive Chairman and Chief Executive Officer, and (ii) the law firm that served as outside counsel to the Company in connection with the offering of the Series G Preferred Stock. Pursuant to the terms of the Agreement, the Company agreed to make a cash payment (the “Cash Payment”) to each of the Holders in an aggregate amount equal to ninety percent (90%) of each such Holder’s investment in the Company’s Series G Preferred Stock (such Cash Payment to be made in four (4) equal installments (each, an “Installment Payment”) according to and in accordance with the terms of the Agreement).

As also reported on the Current Report on Form 8-K filed on July 26, 2017, simultaneously with execution of the Agreement, Sillerman executed a Personal Guaranty, dated as of even date therewith (the “Guaranty”), for the benefit of the Holders, guaranteeing the punctual payment, performance and observance when due, of each Installment Payment and all other sums due from the Company to the Holders arising under the Agreement. According to the terms of the Guaranty, if the Company was to fail to make any Installment Payment as required by the terms of the Agreement (each, a “Missed Payment Default”), notice of any such Missed Payment Default would be made to Sillerman by the Holders (each, a “Missed Payment Default Notice”). If the missed Installment Payment were to be made by Sillerman within (10) ten days (the “Default Cure Period”) of the Missed Payment Default Notice, then the Company would no longer be deemed to be in default under the Agreement, and such Installment Payment shall be deemed to have been timely paid by the Company.

An Installment Payment of $934,362 was due and payable to the Holders under the Agreement on August 28, 2017. The Company was unable to make such Installment Payment as required by the terms of the Agreement. A Missed Payment Default Notice was provided to Sillerman on August 29, 2017 by the Holders pursuant to the Personal Guaranty. Sillerman has until September 7, 2017 to make such payment. If the payment is so made, then the Installment Payment will be deemed to have been timely paid, the Company will not be deemed in default under the Agreement, and Sillerman will not be deemed to be in default under the Guaranty. Under the terms of the Agreement, if any Installment Payment remains unpaid by such date, all remaining unpaid Installment Payments (currently totaling $2,803,086 in the aggregate) are immediately due and payable by the Company and the releases given by the Holders pursuant to the Agreement are voided and shall have no legal effect.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC. By: /s/ Mitchell J. Nelson
Name: Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: September 1, 2017